EXHIBIT 99

[PHARMACIA LOGO]

                                                           FOR IMMEDIATE RELEASE

                 PHARMACIA REPORTS 57% INCREASE IN THIRD QUARTER
                               EARNINGS PER SHARE

o PHARMACEUTICAL SALES GROW 20% TO $3.3 BILLION, LED BY 23% INCREASE IN PRESCRIPTION SALES

     -    CELEBREX POSTS SALES OF $687 MILLION

     -    XALATAN RECORDS 36% INCREASE IN SALES TO $185 MILLION

     -    CAMPTOSAR SALES INCREASE 65% TO $134 MILLION

o MARKET SHARE GAINS AND PHARMACIA'S RISE INTO INDUSTRY TOP 10 RANKING CONFIRM PROGRESS OF MERGER

o    AGRICULTURAL SALES INCREASE 2% IN THIRD QUARTER, 5% YEAR TO DATE

o    MERGER INTEGRATION PROCESS ON TRACK; MERGER COST SAVINGS AHEAD OF SCHEDULE

OTHER DEVELOPMENTS
------------------

o NEW DRUG APPLICATION SUBMITTED TO U.S. FOOD AND DRUG ADMINISTRATION FOR NEW INJECTABLE COX-2-SPECIFIC INHIBITOR, PARECOXIB, FOR PAIN MANAGEMENT

o LONG-TERM CELEBREX SAFETY DATA FROM LANDMARK 8,000 PATIENT STUDY PUBLISHED IN JOURNAL OF THE AMERICAN MEDICAL ASSOCIATION (JAMA)

o PARTIAL INITIAL PUBLIC OFFERING (IPO) OF MONSANTO AGRICULTURAL SUBSIDIARY PROGRESSES; TRADING IN MONSANTO SHARES INITIATED ON OCTOBER 18, 2000

--------------------------------------------------------------------------------------------------------------
     Financial summary               THIRD QUARTER  Third Quarter  % chg    NINE MONTHS   Nine Months    % chg
     ($ millions except                   2000          1999                   2000         1999
     per share amounts)
--------------------------------------------------------------------------------------------------------------

PHARMACEUTICAL SALES                      $3,283       $2,734       20%       $ 9,309       $ 8,008        16%
(continuing business)
--------------------------------------------------------------------------------------------------------------
AGRICULTURAL SALES                        $1,003       $  980        2%       $ 4,293       $ 4,087         5%
(continuing business)
--------------------------------------------------------------------------------------------------------------
TOTAL SALES                               $4,286       $3,714       15%       $13,602       $12,095        12%
(continuing business)
--------------------------------------------------------------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS       $  427       $  265       61%       $ 1,474       $ 1,115        32%
(as adjusted - see Consolidated
Statement of Earnings)
--------------------------------------------------------------------------------------------------------------
DILUTED NET EARNINGS PER SHARE            $ 0.19       $ 0.18        6%       $  0.55       $  0.85       (35%)
 (as reported)
--------------------------------------------------------------------------------------------------------------
DILUTED NET EARNINGS PER SHARE            $ 0.33       $ 0.21       57%       $  1.13       $  0.87        30%
(as adjusted - see Consolidated
Statement of Earnings)
--------------------------------------------------------------------------------------------------------------

               Year-to-year growth rates are affected by certain items that affect comparability.
               See discussion in Results of Operations section.

                                     (more)

PEAPACK, N.J. (OCTOBER 30, 2000) -- Pharmacia Corporation (NYSE: PHA) today reported sales and earnings for the third quarter of 2000. Financial results for the third quarter ended September 30, 2000 are as follows:

SALES

Pharmacia recorded net sales of $4.3 billion, an increase of 15% over the third quarter of 1999. Net sales for the company's pharmaceutical business were $3.3 billion, a 20% increase over the third quarter of 1999 while agricultural sales were $1.0 billion, a 2% increase. For the first nine months of 2000, pharmaceutical sales increased 16% to $9.3 billion, and agricultural sales increased 5% to $4.3 billion.

Sales of prescription pharmaceutical products increased 23% in the third quarter and 19% in the first nine months of the year. Excluding the unfavorable effects of exchange, sales of prescription pharmaceutical products increased 27% and 22% in the third quarter and year to date as compared to last year.

EARNINGS

On an adjusted basis, Pharmacia reported earnings of $427 million, a 61% increase over the third quarter of 1999. For the first nine months, net earnings were $1.5 billion (+32%). Adjusted earnings per share were 33 cents in the quarter (+57%) and $1.13 in the first nine months (+30%). Reported results for the third quarter include $226 million ($154 million after tax or 12 cents per share) in merger and restructuring costs (see Consolidated Statement of Earnings on page 7 for additional details).

Commenting on the company's results, Pharmacia Chief Executive Officer Fred Hassan said: "Our outstanding results for the third quarter and year to date confirm the growth strategy of our merger. Pharmacia has emerged as one of the top growth companies in the pharmaceutical industry. We see no other company among our peers that can beat our combination of strong product pipeline, patent protection and long-term growth."

In response to new accounting guidance for revenue recognition and Pharmacia's decision to retain exclusive marketing rights to its recently-filed COX-2 compound, parecoxib, the company has made adjustments to its outlook and now expects full year EPS to grow approximately 30% in 2000. In 2001, the company expects EPS to grow 20-25%, including the dilutive impact of the recent partial Initial Public Offering (IPO) of the Monsanto agricultural business. These growth projections exclude the impact of merger and restructuring charges and other special items.

PERFORMANCE OF PHARMACEUTICAL BUSINESSES
-----------------------------------------------------------------------------------------------------------
US $(millions)                  Third Quarter 2000   Q3 % Change    September 2000 YTD     YTD % Change
-----------------------------------------------------------------------------------------------------------
Total Pharmaceutical Sales            $3,283              20%              $9,309             16%
(continuing business)
===========================================================================================================
KEY RX PRODUCTS
Celebrex                                $687              77%              $1,842             89%

Ambien                                  $233              81%               $ 498             47%

Xalatan                                 $185              36%               $ 497             43%

Genotropin                              $104             (4%)               $ 345              6%

Camptosar                               $134              65%               $ 325             55%

Detrol                                  $125              45%               $ 319             35%
-----------------------------------------------------------------------------------------------------------

                                     (more)

Pharmaceutical sales growth in the third quarter was driven by a 34% increase in U.S. sales. For the first nine months of 2000, pharmaceutical sales increased 25% in the U.S. The company expects this sales growth to moderate in future quarters to reflect higher Celebrex comparisons as well as inventory adjustments. In Japan, Pharmacia's second largest market, pharmaceutical sales increased 12% for the quarter based on the growth of products introduced during 1999 and a positive currency effect. Strong sales growth in Europe was offset in part by a negative currency impact.

Since the completion of its merger at the end of March, the new Pharmacia has improved both its ranking in the global pharmaceutical industry and its market share in the pivotal U.S. market. Pharmacia now ranks tenth in the global pharmaceutical industry based on sales volume and has increased its U.S. prescription market share from 3.8% to 4.1%.

Celebrex, the number-one selling prescription arthritis medication worldwide, had sales of $687 million in the quarter and $1.8 billion in the first nine months. In the U.S., sales for the quarter were $584 million with a slightly positive impact from anticipatory purchasing at the trade level. During the third quarter, the European rollout of Celebrex continued with launches in Italy and Spain.

Xalatan, the world's top selling branded glaucoma medication, continued to grow in all major markets. Sales were $185 million in the third quarter, an increase of 36% over prior year sales. Sales of Xalatan for the first nine months of the year increased 43% to $497 million. Xalatan continues to expand its market leadership position in the U.S. and other major markets.

Sales of Camptosar were $134 million in the third quarter, a 65% increase over the third quarter of 1999. Sales in the U.S. were positively influenced by inventory purchasing due to a price increase in August. For the first nine months, sales of Camptosar increased 55% to $325 million. A Camptosar-containing regimen is the leading therapy and represents the standard of care for patients with metastatic colorectal cancer based on its survival benefit. Camptosar is being used earlier in the course of treating patients with metastatic colorectal cancer as a result of FDA approval in April as a component of first-line treatment and the recent publication of the first-line study results in the New England Journal of Medicine.

Detrol/Detrusitol, the leading therapy for overactive bladder, recorded sales of $125 million in the third quarter and $319 million for the nine-month period, a 35% increase. U.S. prescriptions for Detrol continue to grow faster than the market.

Genotropin, the world's leading growth hormone, recorded sales of $104 million during the third quarter and $345 million for the first nine months. Sales in the third quarter decreased 4% as a result of an inventory adjustment at the wholesale level for sales recorded during the first half of the year. As a result, third quarter sales do not reflect true market trends. Demand continues to be strong for Genotropin worldwide though results in the third quarter were negatively impacted by foreign exchange.

Zyvox, launched in the U.S. in April for the treatment of severe Gram-positive infections, recorded sales of $11 million in the quarter. By the end of the quarter, Zyvox had been granted formulary approval by more than 1,000 target medical institutions in the U.S.

Sales of Ambien, the leading brand for insomnia in the U.S., increased 81% to $233 million in the third quarter. Wholesale inventory levels at the end of the third quarter are slightly higher than normal due to purchasing prior to a September price increase. For the first nine months, sales increased 47% to $498 million reflecting broad acceptance of the product profile of Ambien.

                                     (more)

PERFORMANCE OF AGRICULTURAL BUSINESSES

Sales for Monsanto Company, the agricultural subsidiary of Pharmacia, rose 2% in the third quarter, a traditionally slow quarter as it falls after the main northern hemisphere selling season. The company had a net loss of $45 million in the quarter, excluding special charges. This represents an improvement of $38 million over the same period in 1999. The company's continuing focus on cost management reduced SG&A and R&D spending by $63 million, or 12% in the third quarter.

RESULTS OF OPERATIONS

The company's gross margin, as adjusted, in the third quarter was 70%, a 3 percentage point improvement, as compared to prior year, due mainly to pharmaceutical product mix.

Selling, General & Administrative (SG&A) expenses decreased 1 percentage point to 37% of sales in the third quarter. Research & Development expenses were $669 million in the quarter, a small decrease reflecting the impact of spending reductions in the Monsanto agricultural business.

All other net moved from income of $65 million in third quarter of 1999 to a net expense of $18 million in the current year. This change was primarily attributable to the Ambien collaboration and gains on divestitures recorded in 1999.

The company's overall estimated annual effective tax rate for 2000 is 30% excluding merger and restructuring and certain other items.

The company recorded aggregate merger and restructuring charges of $226 million for the quarter and $914 million for the first nine months of the year. As previously stated, the company estimates total merger and restructuring costs will approximate $2.0 to $2.5 billion over the next three years.

OTHER DEVELOPMENTS

During the quarter, results of a landmark long-term study of 8,000 patients with osteoarthritis (OA) and adult rheumatoid arthritis were published in the Journal of the American Medical Association (JAMA). The study found that patients treated with Celebrex experienced two-to-threefold fewer gastrointestinal complications than patients treated with two other arthritis medications studied, even at four times the recommended OA dose of Celebrex. Celebrex showed a positive renal and hepatic profile with no increase in thromboembolic or other cardiovascular-related events. A supplemental New Drug Application (sNDA) based on this data is currently under review by the U.S. FDA.

In addition, the company has submitted a New Drug Application to the FDA for parecoxib sodium, the first investigational injectable COX-2 specific analgesic agent.

Earlier this month the FDA approved Lunelle, the first monthly contraceptive injection. Lunelle will be available in pharmacies by the end of the year.

Pharmacia also moved ahead with its planned partial Initial Public Offering
(IPO) of the Monsanto agricultural business. Shares in Monsanto (NYSE: MON) began trading on the New York Stock Exchange on October 18. Following the IPO, Pharmacia retains approximately 85% ownership of Monsanto.

                                     (more)

Pharmacia Corporation (NYSE: PHA) is a leading global pharmaceutical company created through the merger of Pharmacia & Upjohn with Monsanto Company and its G.D. Searle unit. Pharmacia has a broad product portfolio, a robust pipeline of new medicines, and an annual investment of more than $2 billion in pharmaceutical research and development. In its Monsanto subsidiary, Pharmacia has one of the world's leading fully integrated agricultural businesses.

Certain statements contained in this release, such as statements concerning the Company's anticipated financial results, current and new product performance, regulatory approvals, currency impact and other non-historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). Since these statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company does not assume any obligation to update any forward looking statements. Such factors include, among others: management's ability to implement strategic and restructuring initiatives; the Company's ability to successfully market new and existing products in new and existing domestic and international markets; the success of the Company's research and development activities and the speed with which regulatory authorizations and product roll-outs may be achieved; fluctuations in exchange rates; the effects of the Company's accounting policies and general changes in generally accepted accounting principles; the Company's exposure to product liability and other lawsuits and contingencies related to actual or alleged environmental contamination; domestic and foreign social, legal and political developments, especially those relating to health care reform, product liabilities, and agriculture products developed through biotechnology; increased generic and branded competition for the Company's Roundup herbicide as a result of the expiration of U.S. patent protection in September 2000; the seasonal nature of the Company's agriculture business; general economic and business conditions; the Company's ability to attract and retain current management and other employees of the Company; and other risks and factors detailed in the Company's Securities and Exchange Commission filings, including its Form 10-K for the year ended December 31, 1999.

MEDIA CONTACTS:                              ANALYST CONTACTS:
---------------                              -----------------
CORPORATE AND PHARMACEUTICAL                 CORPORATE AND PHARMACEUTICAL
PAUL FITZHENRY                               CRAIG TOOMAN
(908) 901-8770                               (908) 901-8853

AGRICULTURAL                                 AGRICULTURAL
SCARLETT FOSTER                              ANDY KUCHAN
(314) 694-2883                               (314) 694-7867


                                      (end)

2000 GEOGRAPHIC PHARMACEUTICAL SALES (US$ in millions, unaudited)
THIRD QUARTER (CONTINUING BUSINESSES)

---------------------------------------------------------------------------------------------------------------
                        Third             %            % Chg      September YTD         %          % Chg
                     Quarter 2000        Chg         Excl.Curr.       2000             Chg       Excl.Curr.
---------------------------------------------------------------------------------------------------------------
United States           $1,911           34%            34%           $5,105           25%           25%
Japan                   $  226           12%             6%           $  687           21%           11%
Italy                   $  117            1%            16%           $  398            0%           14%
Germany                 $  111            0%            14%           $  329           (5%)           8%
United Kingdom          $   99           (8%)           (1%)          $  321           (2%)           3%
France                  $   85          (11%)            1%           $  262          (11%)           1%
Rest of World           $  734            9%            18%           $2,207           11%           17%
===============================================================================================================
Net Sales               $3,283           20%            24%           $9,309           16%           19%
---------------------------------------------------------------------------------------------------------------



2000 SALES BY BUSINESS (US$ IN MILLIONS)
THIRD QUARTER

-----------------------------------------------------------------------------------------------------------------------------------
                             Third Quarter    Third Quarter      % Change         September         September       % Change
                                 2000             1999           Net Sales         YTD 2000          YTD 1999       Net Sales
                         ----------------------------------------------------------------------------------------------------------
                              US     TOTAL     US     TOTAL     US     TOTAL     US      TOTAL      US     TOTAL    US   TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
Total Pharma including      1,911    3,283    1,429    2,755     34%     19%    5,105    9,315    4,086    8,078    25%    15%
divested business

Less divested business         --       --       --       21    N/A      N/A       --        6       --       70    N/A    N/A
===================================================================================================================================
TOTAL PHARMA (continuing    1,911    3,283    1,429    2,734     34%     20%    5,105    9,309    4,086    8,008    25%    16%
business)
===================================================================================================================================
Agricultural                  338    1,003      364      983     (7%)     2%    2,467    4,293    2,361    4,119     5%     4%
-----------------------------------------------------------------------------------------------------------------------------------
Less divested businesses       --       --        2        3    N/A      N/A       --       --       31       32    N/A    N/A
===================================================================================================================================
TOTAL AG                      338    1,003      362      980     (7%)     2%    2,467    4,293    2,330    4,087     6%     5%
(continuing business)
-----------------------------------------------------------------------------------------------------------------------------------

PHARMACIA CORPORATION CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED) - FOR THE
QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2000 ($S IN MILLIONS, EXCEPT DILUTED
PER-SHARE DATA):
--------------------------------------------------------------------------------------------------------------------
                                                  Third       Third       %          YTD          YTD        %
                                                 Quarter     Quarter    Change       2000         1999     Change
                                                   2000       1999
--------------------------------------------------------------------------------------------------------------------
NET SALES                                        $ 4,286     $ 3,738      15%     $ 13,608     $ 12,197      12%

Cost of Product Sold(1)                            1,295       1,244       4%        4,210        3,978       6%

Research & Development(2)                            669         732      (9%)       2,090        2,121      (1%)

Selling, General & Administrative(3)               1,602       1,438      11%        4,958        4,196      18%

Amortization and Adjustment of Goodwill(4)            57          55       4%          259          183      42%

All other, net                                        18         (65)    N/A           (13)        (106)    N/A

Merger & Restructuring(5)                            226          42     N/A           798           42     N/A
                                                 -------------------------------------------------------------------
EARNINGS BEFORE INTEREST AND TAXES (EBIT)            419         292      43%        1,306        1,783     (27%)

Interest expense, net                                 68          68      --           215          239     (10%)
                                                 -------------------------------------------------------------------
EARNINGS BEFORE INCOME TAXES                         351         224      57%        1,091        1,544     (29%)

Provision for income taxes                            78          29      NA           340          499     (32%)
                                                 -------------------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS                  273         195      40%          751        1,045     (28%)

Earnings from discontinued operations,                 0          27     N/A             0           57     N/A
  net of taxes

Gain (loss) on sale of discontinued                  (26)         12     N/A           (27)          12     N/A
  operations, Net of taxes
                                                 -------------------------------------------------------------------
Earnings before cumulative effect of                 247         234       6%          724        1,114     (35%)
  Accounting change
                                                 -------------------------------------------------------------------
Cumulative effect of a change in accounting           --          --      --            --          (20)    N/A
  Net of income tax benefit
                                                 -------------------------------------------------------------------
NET EARNINGS                                         247         234       6%          724        1,094     (34%)
                                                 ===================================================================
Earnings per common share:

Diluted - Earnings from continuing operations    $  0.21     $  0.15      40%     $   0.57     $   0.81     (30%)
--------------------------------------------------------------------------------------------------------------------
DILUTED - NET EARNINGS(6)                           0.19        0.18       6%         0.55         0.85     (35%)
--------------------------------------------------------------------------------------------------------------------

----------
(1) Third quarter 1999 includes $20 ($13 net of tax or 1 cent per share) relating to Ag's accelerated integration of the agricultural chemical and seed operations. Second quarter 2000 includes $32 ($20 net of tax or 2 cents per share) primarily relating to the write-off of inventory in the Ag restructuring.
(2) Third quarter 1999 includes $29 ($26 net of tax or 2 cents per share) reflecting write-offs associated with the termination of existing projects as a result of the merger with SUGEN and the Sensus acquisition.
(3) First quarter 2000 includes $100 ($62 net of tax or 5 cents per share) charitable contribution.
(4) Third quarter 1999 includes $8 ($5 net of tax or 1 cent per share) relating to Ag's accelerated integration of the agricultural chemical and seed operations. Second quarter 2000 includes $84 ($83 net of tax or 7 cents per share) relating to the write-down of goodwill in the Ag restructuring.
(5) Third quarter 2000 charges are $226 ($154 net of tax or 12 cents per share) and $798 ($558 net of tax or 42 cents per share) year to date 2000. "Merger & Restructuring" charges are $42 ($26 net of tax or 2 cents per share)
for the third quarter and year to date 1999.
(6) Diluted net earnings per share include the amounts cited above plus discontinued operations and the 1999 accounting change as follows:

  ---------------------------------------------------------------------------
                                      3Q 2000   3Q 1999   YTD 2000   YTD 1999
  ---------------------------------------------------------------------------
  Aggregate merger & restructuring      .12       .06      .51         .06
  ---------------------------------------------------------------------------
  Charitable contribution                                  .05
  ---------------------------------------------------------------------------
  Discontinued operations               .02      (.03)     .02        (.06)
  ---------------------------------------------------------------------------
  Accounting change                                                    .02
  ---------------------------------------------------------------------------

         PHARMACIA CORPORATION AGRICULTURAL OPERATIONS (UNAUDITED) - FOR THE
QUARTER ENDED SEPTEMBER 30, 2000 AND 1999 ($ IN MILLIONS):

  -------------------------------------------------------------------------------------------------------
                                              Third     Third      %         Sept.     Sept.     %
                                             Quarter    Quarter  Change      YTD       YTD     Change
                                               2000      1999                2000      1999
  -------------------------------------------------------------------------------------------------------
  NET AG SALES                               $ 1,003     $ 983       2%     $4,293    $4,119      4%
  Cost of Product Sold(1)                        549       557      (1%)     2,035     1,940      5%
  Research & Development                         140       179     (22%)       431       517    (17%)
  Selling, General & Administrative              300       324      (7%)       988       926      7%
  Amortization and Adjustment of Goodwill(2)      29        25      20%        178        91     96%
  All other, net                                   7         4     N/A          35        34    N/A
  Merger & Restructuring                          26        39     N/A          67        39    N/A
  -------------------------------------------------------------------------------------------------------
  EARNINGS BEFORE INTEREST AND TAXES (EBIT)      (48)     (145)     67%        559       572     (2%)
  Interest expense, net                           59        53      11%        187       189     (1%)
  -------------------------------------------------------------------------------------------------------
  EARNINGS BEFORE INCOME TAXES                  (107)     (198)     46%        372       383     (3%)
  PROVISION FOR INCOME TAXES                     (41)      (71)     42%        169       141     20%
  -------------------------------------------------------------------------------------------------------
  NET EARNINGS                               $   (66)    $(127)     48%     $  203    $  242    (16%)
  -------------------------------------------------------------------------------------------------------

Depreciation and amortization are $135 for 3Q00 and $410 for nine months ended September 30, 2000 (excludes $84 goodwill write-off in 2Q00 restructuring).





--------------------------------------------------------------------------------

(1) Third quarter 1999 includes $20 ($13 net of tax or 1 cent per share) relating to Ag's accelerated integration of the agricultural chemical and seed operations. Second quarter 2000 includes $32 ($20 net of tax or 2 cents per share) primarily relating to the write-off of inventory in the Ag restructuring.
(2) Third quarter 1999 includes $8 ($5 net of tax or 1 cent per share) relating to Ag's accelerated integration of the agricultural chemical and seed operations. Second quarter 2000 includes $84 ($83 net of tax or 7 cents per share) relating to the write-down of goodwill in the Ag restructuring.

PHARMACIA CORPORATION OPERATIONS EXCLUDING AGRICULTURAL (UNAUDITED) - FOR
THE QUARTER ENDED SEPTEMBER 30, 2000 AND 1999 ($ IN MILLIONS):

  ----------------------------------------------------------------------------------------------------------
                                             Third      Third      %          Sept.      Sept.       %
                                            Quarter    Quarter   Change        YTD        YTD     Change
                                             2000        1999                 2000       1999
  ----------------------------------------------------------------------------------------------------------
  NET PHARMACEUTICAL SALES                   $3,283    $ 2,755      19%     $ 9,315     $ 8,078      15%
  Cost of Product Sold                          746        687       9%       2,175       2,038       7%
  Research & Development(1)                     529        553      (4%)      1,659       1,604       3%
  Selling, General & Administrative(2)        1,302      1,114      17%       3,970       3,270      21%
  Amortization and Adjustment of Goodwill        28         30      (7%)         81          92     (12%)
  All other, net                                 11        (69)    N/A          (48)       (140)    N/A
  Merger & Restructuring                        200          3     N/A          731           3     N/A
                                            ----------------------------------------------------------------
  EARNINGS BEFORE INTEREST AND TAXES (EBIT)     467        437       7%         747       1,211     (38%)
  Interest expense, net                           9         15     (40%)         28          50     (44%)
                                            ----------------------------------------------------------------
  EARNINGS BEFORE INCOME TAXES                  458        422       9%         719       1,161     (38%)
  Provision for Income Taxes                    119        100      19%         171         358     (52%)
                                            ----------------------------------------------------------------
  EARNINGS FROM CONTINUING OPERATIONS        $  339    $   322       5%     $   548     $   803     (32%)
                                                                                                    ---
  ----------------------------------------------------------------------------------------------------------

Note: Financial data presented here are intended to reflect the results of operations of the pharmaceutical businesses combined with corporate costs and expenses. This presentation is not purported to be financial statements prepared in accordance with GAAP.

Depreciation and amortization are $163 for 3Q00 and $479 for nine months ended September 30, 2000.




----------
(1) Third quarter 1999 includes $29 ($26 net of tax or 2 cents per share) reflecting write-offs associated with the termination of existing projects as a result of the merger with SUGEN and the Sensus acquisition.
(2) First quarter 2000 includes $100 ($62 net of tax or 5 cents per share) charitable contribution.

x----------------x
|   Supplement   |              [PHARMACIA LOGO]
|                |
x----------------x

 2000 KEY PHARMACEUTICAL PRODUCT SALES  (US$ IN MILLIONS)
 THIRD QUARTER

------------------------------------------------------------------------------------------------------------------------------------
                           Third Quarter   Third Quarter    Third Quarter        September        September       First 9 months
                               2000            1999           % Change           YTD 2000         YTD 1999          % Change
                          ----------------------------------------------------------------------------------------------------------
                            US     TOTAL    US     TOTAL    US      TOTAL      US      TOTAL      US    TOTAL     US      TOTAL
------------------------------------------------------------------------------------------------------------------------------------

Celebrex                   $584    $687    $353    $389     65%      77%     $1,605    $1,842    $909    $974     77%      89%

Ambien                     $231    $233    $128    $129     80%      81%     $  494    $  498    $336    $339     47%      47%

Xalatan                    $ 97    $185    $ 75    $136     29%      36%     $  245    $  497    $197    $348     24%      43%

Genotropin                 $  6    $104    $ 14    $108    (57%)     (4%)    $   49    $  345    $ 37    $326     32%       6%

Camptosar                  $123    $134    $ 75    $ 81     64%      65%     $  299    $  325    $195    $210     53%      55%

Detrol/ Detrusitol         $ 98    $125    $ 67    $ 86     46%      45%     $  240    $  319    $186    $236     29%      35%

Cleocin/ Dalacin           $ 35    $ 79    $ 38    $ 85     (8%)     (7%)    $  114    $  254    $107    $253      7%       0%

Xanax                      $ 29    $ 82    $ 31    $ 87     (6%)     (6%)    $   83    $  247    $ 85    $248     (2%)      0%

Medrol                     $ 21    $ 64    $ 25    $ 73    (16%)    (12%)    $   62    $  208    $ 68    $220     (9%)     (5%)

Arthrotec                  $ 48    $ 79    $ 44    $ 82      9%      (4%)    $  112    $  207    $156    $265    (28%)    (22%)

Depo-Provera               $ 44    $ 63    $ 45    $ 63     (2%)      0%     $  139    $  188    $141    $188     (1%)      0%

Nicorette line             $ 21    $ 50    $ 20    $ 50      5%       0%     $   63    $  159    $ 79    $173    (20%)     (8%)

Fragmin                    $  8    $ 44    $  6    $ 51     33%     (14%)    $   25    $  158    $ 16    $153     56%       3%

Pharmorubicin/ Ellence     $  3    $ 53    $ --    $ 47    N/A       13%     $    5    $  152    $ --    $146    N/A        4%

Aldactone/ Spiro Line      $ 10    $ 49    $ 12    $ 55    (17%)    (11%)    $   23    $  145    $ 36    $162    (36%)    (10%)

Covera/ Calan/Verapamil    $ 49    $ 55    $ 36    $ 40     36%      38%     $  122    $  135    $113    $126      8%       7%

Daypro                     $ 43    $ 43    $ 52    $ 53    (17%)    (19%)    $  115    $  116    $179    $182    (36%)    (36%)

Rogaine                    $ 24    $ 32    $ 32    $ 39    (25%)    (18%)    $   76    $  100    $ 79    $101     (4%)     (1%)

Healon                     $  7    $ 29    $  7    $ 30      0%      (3%)    $   22    $   93    $ 24    $ 98     (8%)     (5%)

Cabaser/ Dostinex          $  8    $ 29    $  9    $ 23    (11%)     26%     $   26    $   85    $ 23    $ 59     13%      44%

Mirapex                    $ 10    $ 17    $ 13    $ 16    (23%)      6%     $   60    $   77    $ 49    $ 55     22%      40%

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

2000 PHARMACEUTICAL SALES BY BUSINESS (US$ IN MILLIONS)
THIRD QUARTER  (CONTINUING BUSINESSES)

------------------------------------------------------------------------------------------------------------------------------------
                           Third Quarter   Third Quarter     % Change            September        September         % Change
                               2000            1999          Net Sales           YTD 2000         YTD 1999          Net Sales
                          ----------------------------------------------------------------------------------------------------------
                            US     TOTAL    US     TOTAL    US      TOTAL      US      TOTAL      US    TOTAL     US      TOTAL
------------------------------------------------------------------------------------------------------------------------------------

  TOTAL RX Pharma          $1,676  $2,834  $1,213  $2,304   38%      23%     $4,433   $7,941    $3,444   $6,657   29%      19%

      Consumer Health          77     151      87     165  (11%)     (8%)       245      484       266      509   (8%)     (5%)
      Animal Health            64     116      58     107   10%       8%        171      324       146      293   17%      11%
      Misc. Pharma             94     182      71     158   32%      15%        256       56       230      549   11%       2%
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL OTHER Pharma          235     449     216     430    9%       4%        672    1,368       642    1,351    5%       1%
====================================================================================================================================

  TOTAL PHARMA             $1,911  $3,283  $1,429  $2,734   34%      20%     $5,105   $9,309    $4,086   $8,008   25%      16%
------------------------------------------------------------------------------------------------------------------------------------